UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
(763) 496-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At an Annual General Meeting of Shareholders held on May 22, 2024, the shareholders of DiaMedica Therapeutics Inc. (the “Company”) approved an amendment to the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “Plan Amendment”) to increase the number of shares available for issuance by an additional 3,000,000 shares. The Plan Amendment became effective immediately upon approval of the Company’s shareholders.

The full text and a description of the Plan Amendment can be found in “Voting Proposal Three—Approval of Amendment to DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan” in the Company’s definitive proxy statement for the Company’s 2024 Annual General Meeting of Shareholders filed with the SEC on April 4, 2024 (the “2024 Proxy Statement”), which description is incorporated herein by this reference. The DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan, incorporating the Plan Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company held a 2024 Annual General Meeting of Shareholders (the “2024 AGM”) on May 22, 2024. As of the close of business on March 25, 2024, the record date for the 2024 AGM, there were 37,958,000 voting common shares, no par value, of the Company (“Common Shares”) outstanding and entitled to vote at the 2024 AGM. Each Common Share was entitled to one vote. Shareholders holding an aggregate of 25,768,238 Common Shares entitled to vote at the 2024 AGM, representing 67.9% of the outstanding Common Shares as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the 2024 AGM.

At the 2024 AGM, the Company’s shareholders considered five voting proposals, each of which is described in more detail in the Company’s 2024 Proxy Statement.

The final voting results of each voting proposal brought before a vote of the Company’s shareholders at the 2024 AGM are set forth below:

Voting Proposal One - Election of Directors.

The seven director nominees proposed by the Board were elected to serve as members of the Board until the next annual general meeting of shareholders and until their respective successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Pilnik	13,544,949	453,382	11,769,907
Michael Giuffre, M.D.	13,654,969	343,362	11,769,907
Tanya Lewis	13,653,388	344,943	11,769,907
James Parsons	13,654,885	343,446	11,769,907
Rick Pauls	13,650,382	347,949	11,769,907
Charles Semba, M.D.	13,660,786	337,545	11,769,907
Richard Kuntz, M.D., M.Sc.	13,654,758	343,573	11,769,907

Voting Proposal Two - Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration.

The voting proposal to appoint Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and authorize the Board to fix the Company’s independent registered public accounting firm’s remuneration was approved by the following final voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,967,874	645,002	155,362	0

Voting Proposal Three – Approval of Amendment to DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan

The voting proposal to approve an amendment to the Company’s Amended and Restated 2019 Omnibus Incentive Plan to increase the number of shares available under the plan by 3,000,000 shares was approved by the following final voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,849,595	870,501	278,235	11,769,907

Voting Proposal Four – Advisory Approval of Executive Compensation

The voting proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation was approved by the following final voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,178,728	564,691	254,912	11,769,907

Voting Proposal Five – Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation

On an advisory (non-binding) basis, the Company’s shareholders approved a preferred frequency every one year for future advisory votes to approve executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,875,297	170,305	579,202	373,527	11,769,907

In accordance with the result of the advisory vote on Voting Proposal Five - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, the Company’s Board of Directors has determined that the Company will conduct an executive compensation advisory vote, or say-on-pay vote, every one year.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	DiaMedica Therapeutics Inc. Amended and Restated Omnibus Incentive Plan (Effective May 22, 2024)
104	The Cover Page from this Current Report on Form 8-K, Formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Date: May 23, 2024

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